UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 20, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	000-27892 (Commission file number)	04-6135748 (IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053
(Address of principal executive offices)

(408) 934-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EXHIBIT 99.1

Item 8.01 Other Events

     On January 20, 2005, Sipex Corporation (the “Company”) announced that it may restate its financial statements for the fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 due to the possible improper recognition of revenue during these periods on sales for which price protection, stock rotation and/or return rights may have been granted.

     The Company also announced that the audit committee of the Company’s board of directors has commenced an internal investigation with the assistance of independent counsel and forensic accounting experts, both of which were retained for this purpose. The investigation is ongoing and initially focused on the Company’s financial and transactional records regarding revenue recognition for the fiscal years ended December 31, 2003 and January 1, 2005. Depending upon the results of the internal investigation, the Company may amend certain of its previously issued financial reports.

     On January 20, 2005, the Company issued a press release relating to these matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Press release, dated January 20, 2005, entitled “Sipex Corporation May Restate Its Financial Statements”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: January 20, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated January 20, 2005, entitled “Sipex Corporation May Restate Its Financial Statements”